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                                                                    Exhibit 10.3

                           AMENDMENT NUMBER TWO TO THE
            ROCK-TENN COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

          Pursuant to the power reserved in Section 8 of the Rock-Tenn Company Supplemental Executive Retirement Plan ("Plan"), the Committee hereby amends the Plan effective as of November 11, 2005, as follows:

                                   Section 1.

          By amending Section 2.1, Actuarial Equivalent, to read as follows:

     2.1 Actuarial Equivalent. The term "Actuarial Equivalent" shall mean

          (a) for purposes of Section 3.3(a), the same as actuarial equivalent as defined in the Pension Plan; or

          (b) for purposes of Section 3.3(b) and Section 3.3(c), (1) the applicable mortality table set forth in Revenue Ruling 2001-62 and (2) an interest rate assumption which equals the average effective rate on 10-year Treasury securities for the month of (i) August which immediately precedes a Participant's Employment Termination Date, if such date occurs during the period beginning on October 1 and ending March 31 or (ii) February which immediately precedes a Participant's Employment Termination Date, if such date occurs during the period beginning on April 1 and ending on September 30.

                                   Section 2.

          By amending Section 2.6, Committee, to read as follows:

     2.6. Committee. The term "Committee" shall mean the Compensation Committee of Rock Tenn's Board of Directors.

                                   Section 3.

          By amending Section 2.7, Compensation, to correct a scrivener's error effective retroactively to January 1, 2003 and to clarify that bonuses paid under the Annual Executive Bonus Program shall be taken into account and to read as follows:

     2.7. Compensation. The term "Compensation" shall mean the same as compensation as defined in the Pension Plan except that for purposes of determining a benefit under Section 3.1(c)(1) and Section 3.1(d)(1) under this SERP, the limitation on compensation required under Code Section 401(a)(17) shall be

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disregarded and a Participant's annual cash bonus payable from Rock-Tenn's or
RTS' Key Employee Incentive Plan, if any, Annual Executive Bonus Program, if any, or any other annual bonus program designated by the Committee, if any, shall be included in his or her Compensation.

                                   Section 4.

          By amending Section 2.19, SERP Benefit, to read as follows:

     2.19. SERP Benefit. The term "SERP Benefit" shall mean, in the case of a Participant's SERP I Benefit, SERP II Benefit, or SERP IV Benefit, whichever is applicable, a benefit payable in a single life annuity payable monthly beginning as of the Participant's Normal Retirement Date and shall mean, in the case of a SERP III Benefit, a lump sum payment.

                                   Section 5.

          By adding a new Section 2.27 to read as follows:

     2.27. SERP IV Benefit. The term "SERP IV Benefit" shall mean the benefit described in Section 3.1(f).

                                   Section 6.

          By adding a new Section 2.28 to read as follows:

     2.28. Early Retirement Date. The term "Early Retirement Date" shall mean the same as early retirement date as defined for each Participant in the Pension Plan.

                                   Section 7.

          By amending Section 3.1(a)(1), Committee or Chairman Action, to read as follows:

     (1) Committee or Chairman Action. The Committee shall designate in writing whether a Participant who is a Rock-Tenn employee will be eligible for a SERP I Benefit, a SERP II Benefit, a SERP III Benefit or a SERP IV Benefit, and the Chairman shall designate in writing whether a Participant who is an RTS employee will be eligible for a SERP I Benefit, a SERP II Benefit, a SERP III Benefit or a SERP IV Benefit.

                                   Section 8.

          By amending Section 3.1(d) and (e) to read as follows:


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          (d) SERP III Benefit.

          (1) General Rule. If a Participant is designated as eligible for a SERP III Benefit, his or her SERP Benefit shall equal [(A - B) x (C)] - D, where

          A is a life only annuity payable as of the Participant's Normal Retirement Date where the annual benefit equals 3.5833% of his or her Final Average Compensation multiplied by the number of his or her years of Benefit Service (up to a maximum of 15 years of Benefit Service), and

          B is a life only annuity payable as of the Participant's Normal Retirement Date where the annual benefit equals the sum of (1) his or her Social Security Benefit (expressed as an annual benefit) and (2) the benefits actually payable to, or on behalf of, the Participant under the Pension Plan (expressed as an annual benefit),

          C equals the appropriate early retirement factors and lump sum conversion factors described in Section 3.3(b) (to convert (A - B) into a lump sum benefit payable under Section 3.3) and

          D equals the amount of the benefits payable to, or on behalf of, the Participant from his or her matching account under the 401(k) Plan and the benefits payable to, or on behalf of, the Participant attributable to the credits to his or her employer credit account under the Supplemental Plan, all of which is determined as of his or her Employment Termination Date.

          (2) Change in Control. In the event of a Change in Control, a Participant's benefit under this Section 3.1(d) shall be determined based on his or her Benefit Service as of the Change in Control Date if he or she is under age 60 on such date. However, if such Participant is age 60 or older as of the Change in Control Date, he or she will be deemed to have 15 years of Benefit Service for purposes of determining his or her benefit on the Change in Control Date.

          (e) Offsets. A benefit shall be treated as payable to, or on behalf of, a Participant under Section 3.1(b)(1)(B), Section 3.1(c)(1)(B) and Section 3.1(d)(1)(B) if such benefit is payable to any person other than the Participant for any reason whatsoever and, if a Participant's benefit is payable to any other person as a result of a domestic relations order, the offsets called for under such sections of this Section 3.1 shall be effected on an Actuarial Equivalent basis.


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                                   Section 9.

          By adding a new Section 3.1(f), SERP IV Benefit, to read as follows:

          (f) SERP IV Benefit. Each Participant designated on Exhibit A attached hereto shall be eligible to accrue a benefit under this Plan as of December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008 equal to the product of (a) times (b) where

          (a) equals the lesser of (1) 2% or (2) the "Consumer Price Index Adjustment" immediately preceding each December 31 and

          (b) equals the sum of the amounts in column 1 and column 2 set forth opposite each Participant's name on Exhibit A,

provided, however, he or she shall accrue a benefit as of a December 31 only if he or she is employed by Rock-Tenn Company on such December 31.

For purposes of this paragraph, "Consumer Price Index Adjustment" means the increase or decrease (expressed as a percentage) over the 12 month period ending on September 30, 2005 or, when applicable, over the 12 month period ending on the last day of each September thereafter in the U. S. Department of Labor's Consumer Price Index for All Urban Consumers for the U.S. City Average for All Items, 1982-84=100, as such index is reported without any seasonal adjustment.

                                   Section 10.

          By amending Section 3.2, Vested Benefit, to read as follows:

     3.2 Vested Benefit. If a Participant is not fully vested in his or her accrued benefit under the Pension Plan (based on the actual number of years of vesting service he or she has completed under the Pension Plan) on his or her Employment Termination Date, he or she shall forfeit his or her benefit under this SERP, provided, however, a Participant's SERP IV Benefit shall be nonfeitable to the extent accrued under Section 3.1(f).

                                   Section 11.

          By amending Section 3.3, Payment, to read as follows:

     3.3 Payment.

          (a) Employment Termination Prior to November 11, 2005. The SERP Benefit I or II payable to, or on behalf of, a Participant under this Section 3 who had an Employment Termination Date prior to November 11, 2005 shall (consistent with


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the payment limitations under Section 409A of the Code) be paid as of the same date, in the same benefit payment form and to the same person as the Participant's benefit under the Pension Plan, all as determined without taking into account any part of the Participant's benefit which is payable to any person pursuant to any qualified domestic relations order.

          (b) Employment Termination On or After November 11, 2005. The SERP I, II or IV Benefit payable to, or on behalf of a Participant under this Section 3 who has an Employment Termination Date on or after November 11, 2005 shall (consistent with the payment limitations under Section 409A of the Code) be paid as soon as practicable after his or her Employment Termination Date in a lump sum which is the present value of the benefit (using the applicable "conversion factors" and "early reduction factors" as set forth in paragraphs (i), (ii) and
(iii) below) payable to the Participant under this Plan, all as determined without taking into account any part of the Participant's benefit which is payable to any person pursuant to any qualified domestic relations order. The appropriate conversion and early reduction factors shall be (1) determined by the Plan's Actuary, (2) based on the Actuarial Equivalent factors set forth in
Section 2.1(b) as in effect on the Participant's Employment Termination Date and
(3) supplied by the Plan's Actuary as soon as practicable following the Participant's Employment Termination Date.

               (i) In the event a Participant's Employment Termination Date is on or after his or her Normal Retirement Date, his or her SERP Benefit shall be converted to a lump sum present value benefit using the "immediate lump sum factor".

               (ii) In the event a Participant's Employment Termination Date is on or after his or her Early Retirement Date and before his or her Normal Retirement Date, his or her SERP Benefit shall be the greater of (A) the SERP Benefit (as first reduced by the applicable "early retirement reduction factors" used by the Actuary under the Pension Plan) converted to a lump sum present value benefit using the "immediate lump sum factor" or
     (B) the SERP Benefit converted to a lump sum present value benefit using the "deferred lump sum factor."

               (iii) In the event a Participant's Employment Termination Date is before he or she reaches either his or her Normal Retirement Date or his or her Early Retirement Date, his or her SERP Benefit shall be converted to a lump sum present value using the "deferred lump sum factor. "

          (c) SERP III Benefit. The SERP III Benefit payable to, or on behalf of a Participant under this Section 3 who has an Employment Termination Date on or after November 11, 2005 shall (consistent with the payment limitations under Section 409A of the Code) be paid as soon as practicable after his or her Employment Termination Date in a lump sum as determined under Section 3.1(d).


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          (d) Specified Employee. If the Participant is a "specified employee"
within the meaning of Code Section 409A, any benefit payable as an annuity shall start, and any benefit payable as a lump sum shall be paid, to the Participant no earlier than 6 months after the Participant's Employment Termination Date and such benefit will be credited with interest (as determined under Section 2.1(b)(2)) until the date the benefit is paid to the Participant. If such Participant dies and an annuity or lump sum is payable to his or her beneficiary, such annuity shall start or such lump sum shall be paid to his or her beneficiary as soon as practicable following his or her death and such benefit will be credited with interest (as determined under Section 2.1(b)(2)) until the date the benefit is paid to the Participant's beneficiary.

          The amendment made in this Section 11 is intended to comply with the guidance provided to date by the U. S. Treasury regarding Section 409A of the Code.

                                   Section 12.

          Except as hereinabove amended and modified, the Plan as amended and restated effective as of January 1, 2003, and as amended by Amendment Number One shall remain in full force and effect. However, this Plan shall be administered by the Committee in good faith to comply with the requirements of Section 409A of the Code pending the amendment of this Plan to comply with such requirements.

          IN WITNESS WHEREOF, based on a resolution adopted by the Committee, Rock-Tenn Company has caused this Amendment Number Two to be executed by its duly authorized officer this 2nd day of February, 2006.

                                        ROCK-TENN COMPANY


                                        By: /s/ Steven C. Voorhees
                                            ------------------------------------
                                        Title: Executive Vice President and
                                               Chief Financial Officer


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

                                    EXHIBIT A

                       COLUMN 1(1)   COLUMN 2(2)
                       -----------   -----------
Thomas F. West          $1,316.95     $1,136.84
Charles A. Obermeyer    $  804.81     $  731.41
Kevin R. Sullivan       $  984.62     $  902.97
Sam A. Johnson, III     $6,745.16     $2,637.99

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(1)  This amount represents each named Participant's frozen monthly accrued benefit under the Gulf States Paper Corporation Retirement Plan as of December 31, 2004.

(2) This amount represents each named Participant's frozen monthly accrued benefit under the Gulf States Paper Corporation Supplemental Executive Retirement Plan as of December 31, 2004.


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